EXHIBIT 3

                       INCORPORATED UNDER THE LAWS OF THE
                               STATE OF DELAWARE

    NUMBER                                                         SHARES
     1068                                                         **5000**
                                                           CUSIP NO. 00759K 10 8

                          ADVANCED PRODUCTS GROUP, INC.

          40,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE

THIS CERTIFIES THAT STRAWBERRY FAMILY LIMITED IS THE RECORD HOLDER OF FIVE THOUSAND SHARES OF ADVANCED PRODUCTS GROUP, INC. COMMON STOCK TRANSFERABLE ON THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THE CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: JULY 8th 1999         COUNTERSIGNED AND REGISTERED
--------------------         FIDELITY TRANSFER COMPANY (SALT LAKE CITY, UTAH)
                             By:[ILLEGIBLE]
                                ------------------------
                             TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE

/s/ RONALD WEPRIN                       /s/ EDWARD J. DEPARMA, JR.
----------------                        --------------------------
Ronald Weprin                           Edward J. Deparma, Jr.

SECRETARY                               PRESIDENT


                [CORPORATE SEAL]


[ILLEGIBLE]
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.